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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


 DATE OF REPORT (Date of earliest event reported):          OCTOBER 2, 1996



                             ENERGY VENTURES, INC.
               (Exact name of registrant as specified in charter)



           DELAWARE                    0-7265                 04-2515019
  (State of Incorporation)       (Commission File No.)     (I.R.S. Employer
                                                          Identification No.)



           5 POST OAK PARK, SUITE 1760,
                  HOUSTON, TEXAS                             77027-3415
    (Address of Principal Executive Offices)                 (Zip Code)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 297-8400


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                                    Page 1
                       Exhibit Index Appears on Page 11

ITEM 5.  OTHER EVENTS.

         MALLARD DISPOSITION

         On September 14, 1996, Energy Ventures, Inc., a Delaware corporation (the "Company"), entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Parker Drilling Company, a Delaware corporation ("Parker"), providing for the sale of the Company's Mallard Bay rig contracting division ("Mallard") to Parker in exchange for a total consideration of $338 million, consisting of $313 million in cash and $25 million in shares of Parker's Series D Convertible Preferred Stock. The purchase price is subject to adjustment for certain changes in working capital and other assets. The Company is also obligated under the Stock Purchase Agreement to transfer certain assets to Mallard and to release, assume or satisfy certain liabilities with respect to Mallard.

         The closing of the sale of Mallard is subject to certain conditions, including the completion of necessary financing by Parker, which is currently expected to occur prior to December 31, 1996, the receipt of all required regulatory approvals and the expiration or termination of all waiting periods (and extensions thereof) under the Hart-Scott-Rodino Act. Although there can be no assurance that the Mallard sale will be closed, the Company currently anticipates that the sale will be consummated shortly after the completion of Parker's financing and the receipt of the required regulatory approvals.

         A copy of the press release announcing the signing of the Stock Purchase Agreement is filed as Exhibit 99.1 and is hereby incorporated herein by reference.

         GEREMIA ACQUISITION

         On October 1, 1996, the Company completed the acquisition of all of the outstanding stock of Irmos Geremia LTDA ("Geremia"), a Brazilian manufacturer of progressive cavity pumps, for approximately $24 million plus assumed liabilities. The operations of Geremia will be integrated with the Company's EVI Oil Tools division.

         PRO FORMA FINANCIAL STATEMENTS

         The following pro forma financial statements give effect to the Mallard disposition as if it had occurred on January 1, 1995. The Geremia acquisition and other immaterial acquisitions completed in 1995 and 1996 are not included in the pro forma Financial Statements.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         The following tables set forth the unaudited pro forma condensed consolidated balance sheet as of June 30, 1996, and statements of income for the Company for the year ended December 31, 1995, and the six months ended June 30, 1996, after giving effect to: (i) the Company's acquisition on June 30, 1995, of Prideco, Inc. ("Prideco"), for consideration of approximately 2.25 million shares of Common Stock, (ii) the acquisition of Tubular Corporation of America ("TCA") for 500,000 shares of Common Stock, $14.35 million cash and a note for $650,000, (iii) the proposed disposition of the Company's Mallard division to Parker for $338 million, consisting of $313 million cash and $25 million in preferred stock of Parker, and (iv) the 1996 equity offering of 3.45 million shares of the Company's Common Stock. The unaudited pro forma condensed consolidated statements of income assume that the Prideco and TCA acquisitions, the Mallard disposition and the 1996 equity offering occurred as of January 1, 1995, and the unaudited pro forma condensed consolidated balance sheet assumes that the TCA acquisition, the Mallard disposition and the 1996 equity offering occurred as of June 30, 1996. The Prideco and TCA acquisitions were accounted for using the purchase method of accounting. The unaudited pro forma condensed consolidated financial statements are based upon estimates and assumptions related to the accounting for the TCA acquisition and the Mallard disposition.

         The accounting for the TCA acquisition is subject to subsequent determination and more detailed analyses, appraisals and evaluations of the specific assets and liabilities. The final allocation of the purchase price of the acquisition may differ from the amounts contained in these unaudited pro forma condensed consolidated financial statements.

         With respect to the Mallard disposition, the Company is required under the terms of the Stock Purchase Agreement with Parker to effect various transfers of assets to Mallard and to make various capital additions to Mallard prior to the closing. The Company is also obligated under the Stock Purchase Agreement to transfer certain assets to Mallard and to release, assume or satisfy certain liabilities with respect to Mallard. In addition, the purchase price with respect to the disposition of Mallard is subject to adjustment based on various changes in working capital and other assets of Mallard from June 30, 1996, through the date of closing. The final structure of these transactions is expected to have an impact on the amount of gain that will be recognized in the transaction, the amount of taxes and other expenses that may be payable in connection with the transaction and the net proceeds received by the Company from the transaction. While the Company has made various assumptions with respect to these matters that it believes to be reasonable, it is anticipated that the actual gain and net proceeds to the Company after giving effect to the payment of taxes, expenses and charges will vary from those set forth in the pro forma financial statements.

         The following unaudited pro forma condensed consolidated statements should be read in conjunction with (i) the Consolidated Financial Statements of the Company and the related notes thereto, (ii) the historical financial statements of TCA for the year ended December 31, 1995, and the quarter ended March 31, 1996, and the related notes thereto, included in the Company's Current Report on Form 8-K dated June 24, 1996, and (iii) the audited consolidated financial statements of Prideco for the fiscal year ended June 30, 1995, and related notes filed with the Company's Current Report on Form 8-K/A dated August 17, 1995, as amended by Amendment No.2 to the Form 8-K/A dated May 7, 1996.

         The historical results of Prideco contained in the unaudited pro forma condensed consolidated statement of income for the twelve-month period ended December 31, 1995 reflect only the results of operations for the six-month period ended June 30, 1995, the date on which the Company acquired Prideco.

         The pro forma information is not necessarily indicative of the results that might have occurred had the transactions taken place at the beginning of the periods specified and is not intended to be a projection of future results.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                              As of June 30, 1996
                                 (In thousands)


                                           Energy                                 Pro Forma Adjustments
                                       Ventures, Inc.               -----------------------------------------------
                                         Historical       TCA             TCA            Mallard       1996 Equity      Pro Forma
                                        Consolidated   Historical   Acquisition (a)   Disposition (b)  Offering (c)    Consolidated
                                        ------------   ----------   ---------------   --------------   ------------    ------------
ASSETS
Current Assets:
     Cash and Cash Equivalents            $  11,103    $     226     $  (22,192)(d)   $  287,003 (e)     $  54,187      $  330,327
     Accounts Receivable, Net               105,533       10,351           (200)         (27,020)                0          88,664
     Inventories                            130,118        7,418         (2,000)          (9,421)                0         126,115
     Prepaid Expenses and Other              30,712          139           (139)         (14,114)                0          16,598
                                          ---------    ---------     ----------       ----------         ---------      ----------
              Total Current Assets          277,466       18,134        (24,531)         197,168            54,187         561,704
                                          ---------    ---------     ----------       ----------         ---------      ----------
     Property, Plant and Equipment, Net     205,215       17,765         11,586         (103,644)(e)             0         130,922
     Excess of Cost Over Fair Value
        of Net Tangible Assets of
        Businesses Acquired, Net             47,913            0         15,793 (f)       (1,590)                0          62,116
     Other Assets                            20,108          212         10,608 (g)       17,822                 0          48,750
                                          ---------    ---------     ----------       ----------         ---------      ----------
                                          $ 550,702    $  36,111     $   13,456       $   95,762         $  54,187      $  803,492
                                          =========    =========     ==========       ==========         =========      ==========
LIABILITIES & STOCKHOLDERS'
    INVESTMENT
Current Liabilities:
     Short-Term Borrowings, Primarily
        Under Revolving Lines of Credit   $  44,180    $   4,950     $   (4,293)(d)   $        0         $ (40,000)(h)  $    4,837
     Current Maturities of
       Long-Term Debt                         4,156        1,904         (1,600)(d)       (2,367)                0           2,093
     Accounts Payable                        53,592        8,372              0           (2,438)                0          59,526
     Other Accrued Liabilities               39,400        2,219          6,307           88,119 (e)(i)          0         136,045
                                          ---------    ---------     ----------       ----------         ---------      ----------
              Total Current Liabilities     141,328       17,445            414          119,082           (40,000)        202,501
                                          ---------    ---------     ----------       ----------         ---------      ----------
     Long-Term Debt                         123,751        8,646         (1,185)(d)       (1,500)           (7,461)(h)     122,251
                                          ---------    ---------     ----------       ----------         ---------      ----------
     Deferred Income Taxes, Net              34,708            9          9,238 (g)      (12,768)                0          31,187
     Other Liabilities                        5,478            0              0             (710)                0           4,768
                                          ---------    ---------     ----------       ----------         ---------      ----------
Stockholders' investment:
     Common Stock                            18,868           62            438 (d)            0             3,450          22,818
     Capital in Excess of Par               167,493        8,974          5,526 (d)            0            98,198         280,191
     Retained Earnings                       69,577          975           (975)(d)       80,700 (j)             0         150,277
     Cumulative Foreign Currency
        Translation Adjustment               (8,335)           0              0                0                 0          (8,335)
     Treasury Stock, at Cost                 (2,166)           0              0                0                 0          (2,166)
                                          ---------    ---------     ----------       ----------         ---------      ----------
              Total Stockholders'
                  Investment                245,437       10,011          4,989           81,831           101,648         442,785
                                          ---------    ---------     ----------       ----------         ---------      ----------
                                          $ 550,702    $  36,111     $   13,456       $   95,762         $  54,187      $  803,492
                                          =========    =========     ==========       ==========         =========      ==========


              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                      For the Year Ended December 31, 1995
                    (In thousands, except per share amounts)



                                              Prideco
                                            Historical
                                 Energy       for the                               Pro Forma
                                Ventures,   Six Months                             Adjustments
                                  Inc.        Ended                --------------------------------------------------
                                Historical   June 30,     TCA                               Mallard       1996 Equity    Pro Forma
                               Consolidated    1995     Historical   Prideco       TCA    Disposition (k)   Offering   Consolidated
                               ------------ ----------  ---------- --------------------------------------------------  ------------
Revenues                        $  351,587   $  29,548   $ 49,233   $     -     $      -     $  ( 79,912)  $      -    $ 350,456
                                ----------   ---------   --------   -------------------------------------------------  ---------
Costs and expenses:
   Cost of Sales                   262,293      25,301     43,552       650 (l)    1,159 (l)     (57,063)        0       275,892
   Selling, general and
       administrative
       attributable
       to segments                  51,731       1,981      1,938       257 (m)      395 (m)      (8,374)        0        47,928
   Corporate, general and
       administrative                5,123           0          0         0            0               0         0         5,123
                                ----------   ---------   --------   ------------------------------------------------   ---------
                                   319,147      27,282     45,490       907        1,554         (65,437)        0       328,943
                                ----------   ---------   --------   ------------------------------------------------   ---------
Operating income                    32,440       2,266      3,743      (907)      (1,554)        (14,475)        0        21,513
                                ----------   ---------   --------   ------------------------------------------------   ---------
Other income (expense):
   Interest expense, net           (16,605)       (700)      (739)      685 (n)      742 (n)         339       283 (o)   (15,995)
   Other income (expense), net         556      (1,502)      (433)    1,417 (p)        0             107         0           145
                                ----------   ---------   --------   ------------------------------------------------   ---------
                                   (16,049)     (2,202)    (1,172)    2,102          742             446       283       (15,850)
                                ----------   ---------   --------   ------------------------------------------------   ---------

Income (loss) before
   income taxes                     16,391          64      2,571     1,195         (812)        (14,029)      283         5,663
(Provision) benefit for
   income taxes                     (5,080)       (378)       (30      (418)(q)      284 (q)       5,320       (99)(q)      (401)
                                ----------   ---------   --------   ------------------------------------------------   ---------
Income (loss) from
   continuing operations        $   11,311   $    (314)  $  2,541   $   777     $   (528)    $    (8,709)      184     $   5,262
                                ==========   =========   ========   ================================================   =========
Earnings per share from
   continuing operations        $     0.77                                                                             $    0.27
                                ==========                                                                             =========
Weighted average shares
   outstanding                      14,724                                                                                19,786
                                ==========                                                                             =========

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                     For the Six Months Ended June 30, 1996
                    (In thousands, except per share amounts)

                                                                                           Pro Forma
                                              Energy           As of                      Adjustments
                                          Ventures, Inc.   June 30, 1996     -----------------------------------
                                            Historical          TCA                       Mallard    1996 Equity       Pro Forma
                                           Consolidated      Historical       TCA      Disposition(k)  Offering      Consolidated
                                          --------------   -------------     -----------------------------------     ------------
Revenues                                    $  229,928       $  28,260       $    0       $ (40,665)      $    0      $  217,523
                                            ----------       ---------       -----------------------------------      ----------
Costs and expenses:
    Cost of Sales                              173,943          24,381          579 (l)     (29,760)           0         169,143
    Selling, general and administrative
       attributable to segments                 29,186           1,006          197 (m)      (5,606)           0          24,783
    Corporate, general and administrative        3,038               0            0               0            0           3,038
                                            ----------       ---------       -----------------------------------      ----------
                                               206,167          25,387          776         (35,366)           0         196,964
                                            ----------       ---------       -----------------------------------      ----------
Operating income                                23,761           2,873         (776)         (5,299)           0          20,559
                                            ----------       ---------       -----------------------------------      ----------
Other income (expense):
    Interest expense, net                       (8,291)           (602)         602 (n)         177           20 (o)      (8,084)
    Other income (expense), net                    132            (742)         875 (r)         (30)           0             235
                                            ----------       ---------       -----------------------------------      ----------
                                                (8,159)         (1,344)       1,477             147           20          (7,859)
                                            ----------       ---------       -----------------------------------      ----------

Income (loss) before income taxes               15,602           1,529          701          (5,152)          20          12,700
(Provision) benefit for income taxes            (5,461)            (34)        (245)(q)       2,112           (7)(q)      (3,635)
                                            ----------       ---------       -----------------------------------      ----------
Income (loss) from continuing operations    $   10,141       $   1,495       $  456       $  (3,040)      $   13      $    9,065
                                            ==========       =========       ===================================      ==========
Earnings per share from continuing
  operations                                $     0.55                                                                $     0.40
                                            ==========                                                                ==========
Weighted average shares outstanding             18,525                                                                    22,475
                                            ==========                                                                ==========


GENERAL

         The following notes set forth the assumptions used in preparing the unaudited pro forma condensed consolidated financial statements. The pro forma adjustments are based on estimates made by the Company's management using information currently available. For purposes of preparing these unaudited pro forma condensed consolidated financial statements, certain assumptions have been made in allocating the purchase price of TCA to the assets to be acquired and liabilities to be assumed. Certain assumptions for the Mallard disposition have been made in determining the one-time gain after taxes, expenses and charges related to the disposition. As a result, the pro forma adjustments discussed below are subject to change pending the completion of the Mallard disposition and a detailed evaluation and appraisal of the TCA assets acquired and a detailed evaluation of liabilities assumed.

PRO FORMA ADJUSTMENTS

         The adjustments to the accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 1996, are described below:

         (a) To adjust the TCA assets acquired to their estimated fair market value and to adjust the TCA liabilities assumed.
         (b) To reflect the $338 million sale of Mallard for $313 million cash and Parker preferred stock having a value of $25 million and to eliminate the assets and liabilities included in the combined balance sheet of the Company's Mallard business as of June 30, 1996.
         (c) To record the sale by the Company of 3,450,000 shares of Common Stock at $31-1/8 per share in the 1996 equity offering, after deducting underwriting discounts and commissions and estimated offering expenses of $5.2 million and $0.5 million, respectively.
         (d) To record the issuance by the Company of 500,000 shares of Common Stock at a price of $30 per share, payment of $14.35 million cash and a note for $650,000 for the acquisition of TCA, the repayment of $7.1 million of assumed debt, and to eliminate TCA's historical stockholders' investment.
         (e) To reflect the Company's August 22, 1996 purchase of two barge rigs operating in Nigeria for $24.5 million cash and a $7.5 million drill pipe credit as such rigs have been combined with Mallard's business and are included in the disposition.
         (f) To record the estimated excess of cost over fair value of net tangible assets of TCA.
         (g) To record the deferred tax assets of $10.8 million relating to tax benefits of TCA and to record the deferred tax liability of $9.2 million relating to differences in the book and tax basis of the net assets of TCA.
         (h) To record the assumed reduction of indebtedness of the Company and of TCA through the application of a portion of the net proceeds to the Company from the 1996 equity offering.
         (i) To reflect an estimated $76.6 million current tax liability associated with the gain from the Mallard sale and to reflect an estimated $24.0 million accrual for transaction costs, transfer of asset costs and liabilities retained by the Company related to the Mallard sale.
         (j) To reflect an estimated after-tax gain of $80.7 million related to the Mallard disposition. The amount of gain will be dependent upon various factors, including costs and expenses relating to the transfer of assets to Mallard, the amount of transaction costs and liabilities retained by the Company as part of the Mallard sale and the amount of US, foreign and local taxes that may be payable in connection with the disposition. Although the Company believes that the above estimated after-tax gain reflects a reasonable estimation of such gain, the actual gain after taxes, expenses and charges relating to the disposition is currently expected to be between $75 million and $85 million and the net cash proceeds to the Company after giving effect to the payment of taxes, expenses and charges relating to the disposition is currently expected to be between $235 million and $245 million.

         The adjustments to the accompanying unaudited pro forma condensed consolidated statements of income are described below:

         (k) To eliminate the operating results for the Mallard business for the twelve and six months ended December 31, 1995 and June 30, 1996, respectively.
         (l) To adjust the historical amounts for changes in depreciation expense as a result of the purchase price allocations to property, plant and equipment of Prideco and TCA.
         (m) To record amortization expense relating to the estimated excess of cost over fair value of net tangible assets acquired in connection with the acquisition of Prideco and TCA.
         (n) To reduce interest expense to reflect the retirement of the debts outstanding at the date of acquisition, including revolving lines of credit for Prideco and TCA.
         (o) To reduce interest expense of the Company through the reduction of indebtedness from the application of a portion of the net proceeds to the Company from the 1996 equity offering.
         (p) To eliminate expenses incurred by Prideco relating to the Company's acquisition of Prideco.
         (q) To record the income tax provision related to the pro forma adjustments.
         (r) To eliminate expenses incurred by TCA relating to the Company's acquisition of TCA.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (c)     Exhibits.

         2.1     -   Stock Purchase Agreement dated as of September 14, 1996,
                     by and among Parker Drilling Company and Energy Ventures,
                     Inc.

        99.1     -   Press Release of the Company dated September 16, 1996,
                     announcing the signing of the Stock Purchase Agreement.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ENERGY VENTURES, INC.


Dated: October 2, 1996                        /s/ FRANCES R. POWELL
                                         -----------------------------------
                                                  Frances R. Powell
                                             Vice President, Accounting
                                                   and Controller

                               INDEX TO EXHIBITS


        Number                                 Exhibit
        ------                                 -------

          2.1 Stock Purchase Agreement dated as of September 14, 1996, by and among Parker Drilling Company and Energy Ventures, Inc.

         99.1 Press Release of the Company dated September 16, 1996, announcing the signing of the Stock Purchase Agreement.